Exhibit 99.2

SPHERE ENTERTAINMENT CO.

(FORMERLY MADISON SQUARE GARDEN ENTERTAINMENT CORP.)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

The following unaudited pro forma consolidated financial information is presented to illustrate the pro forma effects of (i) the sale of the Tao Group Hospitality business by Sphere Entertainment Co., formerly Madison Square Garden Entertainment Corp. (the “Registrant”), which closed on May 3, 2023 (the “Tao Group Disposition”) and (ii) the previously completed distribution of approximately 67% of the outstanding common stock of Madison Square Garden Entertainment Corp., formerly MSGE Spinco, Inc. (“MSGE”) to the stockholders of the Registrant (the “Distribution”).

The Tao Group Disposition: On May 3, 2023, the Registrant announced that, through its indirect subsidiary, TAO Group Holdings, LLC (“TAO Holdings”), the Registrant completed the sale of its interests in TAO Group Sub-Holdings LLC (“Tao Group Hospitality”) to a subsidiary of Mohari Hospitality Limited, a global investment company focused on the luxury lifestyle and hospitality sectors. Tao Group Hospitality, a hospitality group with globally-recognized entertainment dining and nightlife brands including Tao, Hakkasan, Omnia, Marquee, Lavo, Beauty & Essex, and Cathédrale, operates over 80 entertainment dining and nightlife branded locations in over 20 markets across four continents. The transaction values Tao Group Hospitality at $550,000, subject to certain customary purchase price adjustments. The Registrant, through certain of its subsidiaries, owned 79.1% of TAO Holdings, which represented an effective ownership of 66.9% of Tao Group Hospitality, and thus would be entitled to that percentage of the total cash consideration paid to the Sellers (net of, among other things, the payoff of outstanding debt and certain debt-like items and fees, costs and expenses incurred in connection with the transaction) pursuant to the transaction agreement dated as of April 17, 2023, by and among TAO Holdings, Hakkasan USA Inc., the other sellers party thereto and Disco Ball Intermediate, LLC (the “Transaction Agreement”). At closing, the Registrant received approximately $295,000 of net proceeds (taking into account the payment of accrued management fees) in connection with the transaction.

Subsequent to the Tao Group Disposition, the Registrant no longer consolidates the financial results of this business for the purpose of its own financial reporting. The historical financial results of Tao Group Hospitality will be reflected in the Registrant’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”), as defined below, as of and for the three and nine months ended March 31, 2023, effective with the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registrant’s Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2023.

The Distribution: On April 20, 2023, the Registrant completed the Distribution, with the Registrant retaining approximately 33% of the outstanding MSGE common stock immediately following the Distribution.

Subsequent to the Distribution, the Registrant no longer consolidates the financial results of this business for the purpose of its own financial reporting. The historical financial results of MSGE will be reflected in the Registrant’s consolidated financial statements as discontinued operations under GAAP, as defined below, for all periods presented through the Distribution date, effective with the filing with the SEC of the Registrant’s Annual Report on Form 10-K for the year ending June 30, 2023.

The accompanying unaudited pro forma condensed consolidated financial information reflect certain known impacts of the Tao Group Disposition and the Distribution (collectively, the “Transactions”) from the Registrant. The unaudited pro forma condensed consolidated statements of operations separately present Tao Group Hospitality and MSGE as discontinued operations for the six months ended December 31, 2022, and the years ended June 30, 2022, 2021 and 2020, respectively, in a manner consistent with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-20 Discontinued Operations, as if the Transactions each occurred on July 1, 2019. In addition, the unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2022, and the year ended June 30, 2022, reflect certain adjustments that are incremental to those related to the Transactions discussed above, as if the other transactions described herein occurred on July 1, 2021. The unaudited pro forma condensed consolidated statements of operations do not give effect to any gains or charges associated with changes in the fair value of the Registrant’s retained ownership interest in MSGE due to changes in the share price of those shares on the date of and subsequent to the Distribution. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2022, reflects adjustments related to the Transactions, as well as certain adjustments that are incremental to those related to the Transactions discussed above, as if all transactions described herein occurred on December 31, 2022. All adjustments shown on the unaudited pro forma condensed consolidated financial information are transaction accounting adjustments.

The unaudited pro forma condensed consolidated financial information has been derived from the Registrant’s historical consolidated financial statements and reflect certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. This unaudited pro forma condensed

SPHERE ENTERTAINMENT CO.

(FORMERLY MADISON SQUARE GARDEN ENTERTAINMENT CORP.)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

consolidated financial information reflects other adjustments that, in the opinion of management, are necessary to state fairly the pro forma financial position and results of the operations as of and for the periods indicated. The unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Registrant’s financial condition or results of operations would have been had the Registrant operated historically as an independent organization from MSGE and Tao Group Hospitality or if the Transactions and other transactions described herein had occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Registrant’s future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Registrant’s historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information (“Article 11”).

In the unaudited pro forma condensed consolidated financial information herein, the following column headings represent the impact of the Distribution:

•	Distribution of MSGE
•	MSGE Transaction Accounting Adjustments

The “Pro Forma Financial Information adjusted for Distribution of MSGE” column heading represents the Registrant’s historical results of operations after the adjustments made to reflect the transactions associated with the Distribution that qualify as discontinued operations under GAAP and applicable transaction accounting adjustments related to the Distribution under Article 11.

The following column headings represent the impact of the Tao Group Disposition:

•	Disposition of Tao Group Hospitality
•	Tao Transaction Accounting Adjustments

The “Pro Forma” column heading represents the Registrant’s historical results of operations after the adjustments made to reflect the transactions associated with both the Distribution and Tao Group Disposition that qualify as discontinued operations under GAAP and applicable transaction accounting adjustments related to the Transactions under Article 11.

In preparing the pro forma condensed consolidated financial information, we did not include adjustments for the following items:

•

The Registrant has elected to account for the retained interest of approximately 33% of the outstanding common stock of MSGE prospectively using the fair value option under FASB ASC 825, Financial Instruments. The unaudited pro forma condensed consolidated financial information does not give effect to any gains or charges associated with changes in the fair value of the Registrant’s ownership interest in MSGE upon initial fair value measurement or subsequently due to changes in the share price of common stock subsequent to the Distribution because the Registrant cannot determine what the changes in fair value of the retained interest would have been had the Distribution occurred on July 1, 2021 for the purposes of the unaudited pro forma condensed consolidated statement of operations and on December 31, 2022 for the purposes of the unaudited pro forma condensed consolidated balance sheet, respectively.

•

On April 20, 2023, MSG Entertainment Holdings, LLC (“MSG Entertainment Holdings”) entered into a delayed draw term loan facility (the “DDTL Facility”) with the Registrant. Pursuant to the DDTL Facility, MSG Entertainment Holdings has committed to lend up to $65,000 in delayed draw term loans to the Registrant on an unsecured basis for a period of 18 months following the consummation of the Distribution. The DDTL Facility will mature and any unused commitments thereunder will expire on October 20, 2024. Borrowings under the DDTL Facility will bear interest at a variable rate equal to either, at the option of the Registrant, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. The applicable margin is equal to the applicable margin under the Credit Agreement, dated as of June 30, 2022, among MSG National Properties, LLC, the guarantors party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, plus 1.00% per annum. Subject to customary borrowing conditions, the DDTL Facility may be drawn in up to six separate borrowings of $5 million or more. The DDTL Facility is prepayable at any time without penalty and amounts repaid on the DDTL Facility may not be reborrowed. The Registrant shall only be permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with the Sphere initiative and (ii) in connection with refinancing of the

SPHERE ENTERTAINMENT CO.

(FORMERLY MADISON SQUARE GARDEN ENTERTAINMENT CORP.)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

indebtedness under that certain amended and restated credit agreement, dated as of October 11, 2019, among MSGN Holdings, L.P., as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified, restated or supplemented from time to time. The DDTL Facility contains certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions, restricted payments, and affiliate transactions.

The Registrant has not drawn on the DDTL Facility; however, if the Registrant had done so, the Registrant’s cash balance would have increased and it would have recognized a loan payable for the DDTL Facility up to a maximum of $65,000. In addition, future periods would reflect an interest payable for the DDTL Facility and the related interest expense. If the full capacity of the DDTL Facility was utilized assuming the rates in place as of December 31, 2022, the Registrant would have recorded approximately $2,984 and $5,967 of interest expense for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively, in its unaudited pro forma condensed consolidated statements of operations. Assuming the DDTL Facility was fully drawn, a 1% change in the interest rate would result in approximately $650 of incremental interest expense by the Registrant. Given that the Registrant did not exercise its right to utilize the DDTL Facility at the completion of the Distribution, management did not adjust the unaudited pro forma condensed consolidated financial information herein.

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended December 31, 2022

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(4)		(1) + (2) - (3) + (4) = (5)	(6)	(7)		(5) - (6) + (7) = (8)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	MSGE Transaction Accounting Adjustments	Notes	Pro Forma Financial Information adjusted for Distribution of MSGE (d)	Disposition of Tao Group Hospitality (m)	Tao Group Disposition Transaction Accounting Adjustments	Notes	Pro Forma	Notes
Revenues	$1,043,416	$1,255	$493,530	$—		$551,141	$268,494	$—		$282,647
Operating expenses:
Direct operating expenses	602,860	1,255	281,148	(1,661)	(e)	321,306	155,315	—		165,991
Selling, general and administrative expenses	346,843	—	65,368	(35,770)	(e)	245,705	84,670	1,500	(n)	162,535
Depreciation and amortization	58,814	—	31,571	—		27,243	13,724	—		13,519
Impairment and other (gains) losses, net	(7,885)	—	(4,412)	—		(3,473)	(473)	—		(3,000)
Restructuring charges	13,682	—	5,608	—		8,074	—	—		8,074

Operating income (loss)	29,102	—	114,247	37,431		(47,714)	15,258	(1,500)		(64,472)
Other income (expense):										—
Loss in equity method investments	(3,233)	—	—	—		(3,233)	—	—		(3,233)
Interest income	7,557	—	1,519	—		6,038	36	—		6,002
Interest expense	(3,061)	—	(3,061)	—		—	—	—		—
Other income (expense), net	905	—	(1,287)	—		2,192	728	—		1,464

	2,168	—	(2,829)	—		4,997	764	—		4,233

Income (loss) from operations before income taxes	31,270	—	111,418	37,431		(42,717)	16,022	(1,500)		(60,239)
Income tax benefit (expense)	(4,756)	—	(21,415)	(11,189)	(f)	5,470	(6,287)	450	(p)	12,207

Net income (loss)	26,514	—	90,003	26,242		(37,247)	9,735	(1,050)		(48,032)
Less: Net income (loss) attributable to redeemable noncontrolling interests	4,153	—	—	—		4,153	4,153	—		—
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(466)	—	(553)	—		87	87	—		—

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$22,827	$—	$90,556	$26,242		$(41,487)	$5,495	$(1,050)		$(48,032)

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$0.66									$(1.38)	(g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$0.66									$(1.38)	(g)
Weighted-average number of common shares outstanding:
Basic	34,544									34,727	(g)
Diluted	34,609									34,727	(g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2022

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(4)		(1) + (2) - (3) + (4) = (5)	(6)	(7)		(5) - (6) + (7) = (8)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	MSGE Transaction Accounting Adjustments	Notes	Pro Forma Financial Information adjusted for Distribution of MSGE (d)	Disposition of Tao Group Hospitality (m)	Tao Group Disposition Transaction Accounting Adjustments	Notes	Pro Forma	Notes
Revenues	$1,724,618	$2,715	$632,611	$—		$1,094,722	$484,649	$—		$610,073
Operating expenses:
Direct operating expenses	1,009,245	2,522	417,096	(3,319)	(e)	591,352	270,728	—		320,624
Selling, general and administrative expenses	681,796	193	111,323	(90,019)	(e)	480,647	154,923	3,000	(n)	328,724
Depreciation and amortization	124,629	—	69,534	—		55,095	32,503	—		22,592
Impairment and other (gains) losses, net	(3,045)	—	—	—		(3,045)	(2,800)	—		(245)
Gain on disposal of assets held for sale	—	—	—	—		—	—	(148,022)	(o)	(148,022)
Restructuring charges	14,690	—	1,286	—		13,404	—	—		13,404

Operating income (loss)	(102,697)	—	33,372	93,338		(42,731)	29,295	145,022		72,996
Other income (expense):
Loss in equity method investments	(5,027)	—	—	—		(5,027)	(165)	—		(4,862)
Interest income	4,210	—	613	—		3,597	23	—		3,574
Interest expense	(27,155)	—	(27,155)	—		—	—	—		—
Loss on extinguishment of debt	(35,815)	—	(35,629)	—		(186)	(159)	—		(27)
Other income (expense), net	(49,448)	—	(49,033)	—		(415)	241	—		(656)

	(113,235)	—	(111,204)	—		(2,031)	(60)	—		(1,971)

Income (loss) from operations before income taxes	(215,932)	—	(77,832)	93,338		(44,762)	29,235	145,022		71,025
Income tax benefit (expense)	25,785	—	14,871	(27,938)	(f)	(17,024)	(18,812)	(43,463)	(p)	(41,675)

Net income (loss)	(190,147)	—	(62,961)	65,400		(61,786)	10,423	101,559		29,350
Less: Net income (loss) attributable to redeemable noncontrolling interests	7,739	—	—	—		7,739	7,739	—		—
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(3,491)	—	(2,864)	—		(627)	(627)	—		—

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$(194,395)	$—	$(60,097)	$65,400		$(68,898)	$3,311	$101,559		$29,350

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(5.77)									$0.85	(g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(5.77)									$0.85	(g)
Weighted-average number of common shares outstanding:
Basic	34,255									34,438	(g)
Diluted	34,255									34,454	(g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2021

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(1) + (2) - (3) = (4)	(5)	(4) - (5) = (6)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	Pro Forma Financial Information adjusted for Distribution of MSGE (d)	Disposition of Tao Group Hospitality	Pro Forma	Notes
Revenues	$814,213	$1,729	$82,223	$733,719	$99,865	$633,854
Operating expenses:
Direct operating expenses	434,783	1,502	96,094	340,191	70,236	269,955
Selling, general and administrative expenses	424,355	227	89,529	335,053	47,844	287,209
Depreciation and amortization	121,999	—	71,576	50,423	33,816	16,607
Restructuring charges	21,299	—	13,239	8,060	—	8,060

Operating income (loss)	(188,223)	—	(188,215)	(8)	(52,031)	52,023
Other income (expense):
Loss in equity method investments	(6,858)	—	—	(6,858)	(2,030)	(4,828)
Interest income	3,222	—	30	3,192	21	3,171
Interest expense	(20,423)	—	(253)	(20,170)	—	(20,170)
Other income (expense), net	51,488	—	50,622	866	(29)	895

	27,429	—	50,399	(22,970)	(2,038)	(20,932)

Income (loss) from operations before income taxes	(160,794)	—	(137,816)	(22,978)	(54,069)	31,091
Income tax benefit (expense)	(5,725)	—	27,263	(32,988)	2,410	(35,398)

Net income (loss)	(166,519)	—	(110,553)	(55,966)	(51,659)	(4,307)
Less: Net income (loss) attributable to redeemable noncontrolling interests	(16,269)	—	—	(16,269)	(16,269)	—
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(2,099)	—	(694)	(1,405)	(1,405)	—

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$(148,151)	$—	$(109,859)	$(38,292)	$(33,985)	$(4,307)

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(4.60)					$(0.13)	(g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$(4.60)					$(0.13)	(g)
Weighted-average number of common shares outstanding:
Basic	34,077					34,077	(g)
Diluted	34,077					34,077	(g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2020

(Dollars in thousands, except per share data)

	(1)	(2)	(3)	(1) + (2) - (3) = (4)	(5)	(4) - (5) = (6)
	Historical (a)	Historical Intercompany Eliminations (b)	Distribution of MSGE (c)	Pro Forma Financial Information adjusted for Distribution of MSGE (d)	Disposition of Tao Group Hospitality	Pro Forma	Notes
Revenues	$1,436,018	$1,869	$584,190	$853,697	$179,901	$673,796
Operating expenses:
Direct operating expenses	790,499	1,666	383,102	409,063	120,808	288,255
Selling, general and administrative expenses	433,211	203	150,267	283,147	56,021	227,126
Depreciation and amortization	112,062	—	81,591	30,471	18,720	11,751
Impairment and other (gains) losses, net	105,817	—	—	105,817	105,817	—
Gain on disposal of assets held for sale and associated settlements	(240,783)	—	(240,783)	—	—	—

Operating income (loss)	235,212	—	210,013	25,199	(121,465)	146,664
Other income (expense):
Loss in equity method investments	(4,433)	—	—	(4,433)	(135)	(4,298)
Interest income	22,227	—	1,476	20,751	215	20,536
Interest expense	(36,564)	—	(425)	(36,139)	—	(36,139)
Other income (expense), net	35,061	—	37,129	(2,068)	1,865	(3,933)

	16,291	—	38,180	(21,889)	1,945	(23,834)

Income (loss) from operations before income taxes	251,503	—	248,193	3,310	(119,520)	122,830
Income tax benefit (expense)	(101,690)	—	(84,913)	(16,777)	26,840	(43,617)

Net income (loss)	149,813	—	163,280	(13,467)	(92,680)	79,213
Less: Net income (loss) attributable to redeemable noncontrolling interests	(30,387)	—	—	(30,387)	(30,387)	—
Less: Net income (loss) attributable to nonredeemable noncontrolling interest	(1,534)	—	(1,066)	(468)	(468)	—

Net income (loss) attributable to Sphere Entertainment Co.’s stockholders	$181,734	$—	$164,346	$17,388	$(61,825)	$79,213

Basic earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$5.21					$2.27	(g)
Diluted earnings (loss) per common share attributable to Sphere Entertainment Co.’s stockholders	$5.20					$2.27	(g)
Weighted-average number of common shares outstanding:
Basic	34,864					34,864	(g)
Diluted	34,942					34,942	(g)

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2022

(Dollars in thousands)

	(1)	(2)	(3)		(1) - (2) + (3) = (4)	(5)	(6)		(4) - (5) + (6) = (7)
	Historical (a)	Distribution of MSGE (h)	MSGE Transaction Accounting Adjustments	Notes	Pro Forma Financial Information adjusted for Distribution of MSGE (d)	Disposition of Tao Group Hospitality (m)	Tao Group Disposition Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents and restricted cash	$553,736	$153,746	$103,746	(i)	$503,736	$33,242	$289,710	(q)	$760,204
Accounts receivable, net	208,452	100,820	—		107,632	27,368	—		80,264
Prepaid expenses and other current assets	153,968	103,533	—		50,435	19,656	—		30,779

Total current assets	916,156	358,099	103,746		661,803	80,266	289,710		871,247
Non-Current Assets:
Property and equipment, net	3,509,473	649,962	—		2,859,511	88,098	—		2,771,413
Right-of-use lease assets	499,279	255,024	—		244,255	145,392	—		98,863
Goodwill	500,181	42,010	—		458,171	1,364	—		456,807
Intangible assets, net	217,181	63,801	—		153,380	133,912	—		19,468
Other non-current assets	207,392	91,817	—	(j)	115,575	15,031	—		100,544

Total assets	$5,849,662	$1,460,713	$103,746		$4,492,695	$464,063	$289,710		$4,318,342

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable, accrued and other current liabilities	$584,313	$218,064	$13,885	(k), (l)	$380,134	$47,402	$—		$332,732
Current portion of long-term debt	102,500	16,250	—		86,250	3,750	—		82,500
Operating lease liabilities, current	67,775	36,623	—		31,152	19,919	—		11,233
Deferred revenue	209,882	189,662	—		20,220	17,330	—		2,890

Total current liabilities	964,470	460,599	13,885		517,756	88,401	—		429,355
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	1,885,251	648,397	—		1,236,854	78,367	—		1,158,487
Operating lease liabilities, non-current	479,991	238,015	—		241,976	125,579	—		116,397
Deferred tax liabilities, net	165,467	73,706	—		91,761	(35,448)	—		127,209
Other non-current liabilities	145,341	53,101	—		92,240	1,420	—		90,820

Total liabilities	3,640,520	1,473,818	13,885		2,180,587	258,319	—		1,922,268
Commitments and contingencies

Sphere Entertainment Co.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2022

(Dollars in thousands)

	Historical (a)	Distribution of MSGE (h)	MSGE Transaction Accounting Adjustments	Notes	Pro Forma Financial Information adjusted for Distribution of MSGE (d)	Disposition of Tao Group Hospitality (m)	Tao Group Disposition Transaction Accounting Adjustments	Notes	Pro Forma
Redeemable noncontrolling interests	190,222	—	—		190,222	190,222	—		—
Equity:
Class A Common stock	277	—	—		277	—	—		277
Class B Common stock	69	—	—		69	—	—		69
Additional paid-in capital	2,322,007	—	—		2,322,007	—	—		2,322,007
Retained earnings (accumulated deficit)	(267,909)	20,648	89,861	(i), (j), (k), (l)	(198,696)	5,107	289,710	(q)	85,907
Accumulated other comprehensive loss	(48,563)	(33,753)	—		(14,810)	(2,624)	—		(12,186)

Total Sphere Entertainment Co.’s Stockholders equity	2,005,881	(13,105)	89,861		2,108,847	2,483	289,710		2,396,074
Nonredeemable noncontrolling interest	13,039	—	—		13,039	13,039	—		—

Total equity	2,018,920	(13,105)	89,861		2,121,886	15,522	289,710		2,396,074

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$5,849,662	$1,460,713	$103,746		$4,492,695	$464,063	$289,710		$4,318,342

SPHERE ENTERTAINMENT CO.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

(a)

Represents the Registrant’s historical statements of operations for the six months ended December 31, 2022 and the years ended June 30, 2022, 2021 and 2020 and historical consolidated balance sheet as of December 31, 2022, prior to any adjustments for the Distribution, the Tao Group Disposition, and other transaction accounting pro forma adjustments described below.

(b)

Represents an adjustment to reflect revenues and expenses resulting from transactions between Tao Group Hospitality and MSGE that were previously eliminated in the consolidation by the Registrant. These transactions relate to (i) the Tao Group Hospitality’s suite license payment for the right to use a specific suite at Madison Square Garden and (ii) certain suite catering services provided by Tao Group Hospitality to MSGE, as to which the Registrant will no longer be a party after the Transactions.

(c)	Represents the results of operations of MSGE for the six months ended December 31, 2022 and the years ended June 30, 2022, 2021 and 2020 that qualify as discontinued operations under GAAP.

Amounts in this column for the six months ended December 31, 2022 also include $7,947 of transaction costs related to the Distribution and incurred by the Registrant during this period, primarily related to accounting, legal and other advisory fees. Such costs qualify for presentation within discontinued operations under ASC 205-20.

The income tax expense or benefit attributable to continuing and discontinued operations has been determined using the “with-and-without method.” In accordance with ASC 740, Income Taxes, tax effects due to changes in tax laws or rates are included in income tax benefit (expense) attributable to continuing operations.

(d)

Represents the Registrant’s pro forma financial information adjusted to reflect transactions associated with the Distribution that qualify as discontinued operations and other Distribution transaction accounting adjustments described below.

(e)

Historical results of the Registrant include general corporate overhead costs that were historically recorded as the Registrant’s direct operating expenses and selling, general and administrative expenses. Certain of these costs will no longer be incurred by the Registrant subsequent to the Distribution, as the majority of the Registrant’s historical corporate overhead functions were transferred to MSGE. Such costs, however, do not qualify for discontinued operations presentation under GAAP. Accordingly, pro forma adjustments were recorded in the MSGE Transaction Accounting Adjustments column to reflect the eliminations of these general corporate overhead costs that do not meet the criteria for discontinued operations presentation for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively.

In addition, the Registrant and MSGE entered into a Transaction Services Agreement (“TSA”) and other related agreements upon consummation of the Distribution, which allow the Registrant to receive corporate-level support from MSGE. The Registrant is obligated to pay MSGE for such services per the contractual terms of the TSA. As such, pro forma adjustments have been recorded to selling, general and administrative expenses in the MSGE Transaction Accounting Adjustments to reflect this contractual arrangement. Such costs partially offset the aforementioned reductions of corporate overhead for the Registrant related to the transfer of corporate functions to MSGE.

The table below reflects the components of this pro forma adjustment for the six months ended December 31, 2022, and the year ended June 30, 2022, respectively:

	For the Six Months Ended December 31, 2022	For the Year Ended June 30, 2022
Removal of historical direct operating expense in continuing operations	$(1,661)	$(3,319)

Net decrease in direct operating expenses	$(1,661)	$(3,319)

Removal of historical selling, general and administrative expense in continuing operations	$(84,449)	$(186,694)
Incremental selling, general and administrative expenses pursuant to the TSA	$48,679	$96,675

Net decrease in selling, general and administrative expenses	$(35,770)	$(90,019)

SPHERE ENTERTAINMENT CO.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

(f)

The income tax impact of the pro forma adjustments related to the Distribution was determined using blended federal and state statutory tax rates of 29.97% applied to the Registrant’s pro forma adjustments within the unaudited pro forma condensed consolidated statements of operations and adjusted for any changes in the valuation allowance for both the six months ended December 31, 2022 and the year ended June 30, 2022. Adjustments of $11,189 and $27,938 were recorded to increase income tax expense in the unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively.

(g)

Pro forma earnings per share and pro forma weighted-average basic shares outstanding are based on the number of shares outstanding had the Transactions taken place during the periods presented. Pro forma diluted weighted-average shares outstanding reflect dilution from the assumed vesting of restricted stock units issued by the Registrant, including accelerated vesting of restricted stock units issued by the Registrant to certain employees of Tao Hospitality Group for the six months ended December 31, 2022 and the year ended June 30, 2022, as well as the exercise of stock options granted by the Registrant.

Potentially dilutive common shares were excluded from the calculation of diluted earnings per share for the six months ended December 31, 2022 and the year ended June 30, 2021, as their inclusion was anti-dilutive.

(h)	This adjustment represents the elimination of the historical assets and liabilities of MSGE from the Registrant’s consolidated balance sheet as of December 31, 2022.

(i)	Adjustment reflects the estimated net incremental cash the Registrant received from MSGE in connection with the Distribution.

(j)

Adjustment reflects the retention by the Registrant of approximately 33% of the outstanding common stock of MSGE, recorded at approximately 33% of the net carrying value of MSGE as of the date of the Distribution. The net carrying value of MSGE’s net assets as of the date of the Distribution is negative and therefore, the initial carrying value of the retained interest was determined to be zero on the date of the Distribution. As previously discussed herein, this amount will be marked-to-market immediately following the Distribution. As trading has not occurred for the full periods presented in the unaudited pro forma condensed consolidated financial information based on the assumed transaction dates described herein, no pro forma adjustments have been recorded with regard to fair valuation.

(k)

Subsequent to December 31, 2022 and through the date of the Distribution, the Registrant had incurred additional non-recurring costs of approximately $7,740 to complete the Distribution. These costs primarily relate to accounting, legal and other advisory fees associated with MSGE separation activities.

(l)

Adjustment reflects the effect of the Employee Matters Agreement, which requires the Registrant to reimburse MSGE for services provided to the Registrant prior to the Distribution. An adjustment of $6,145 was recorded to recognize a net related party payable to MSGE for compensation expense in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2022.

(m)

Represents the results of operations of Tao Group Hospitality for the six months ended December 31, 2022 and the years ended June 30, 2022, 2021 and 2020 that qualify as discontinued operations under GAAP and the historical assets and liabilities of Tao Group Hospitality as of December 31, 2022.

The income tax expense or benefit attributable to continuing and discontinued operations has been determined using the “with-and-without method.” In accordance with ASC 740, Income Taxes, tax effects due to changes in tax laws or rates are included in income tax benefit (expense) attributable to continuing operations.

(n)

The Registrant and Tao Group Hospitality entered into a Master Services Agreement (“MSA”) concurrently with the Transaction Agreement for the Tao Group Disposition, where Tao Group Hospitality will provide certain design and operations, recruitment and marketing services to the Registrant in exchange for the Registrant featuring Tao Group Hospitality as a partner on its website and an annual fee of $3,000. As such, pro forma adjustments of $1,500 for the six months ended December 31, 2022 and $3,000 for the year ended June 30, 2022 have been recorded to selling, general and administrative expenses in the Tao Group Disposition Transaction Accounting Adjustments to reflect this MSA.

(o)

Represents a gain on disposition and sale of the assets and liabilities of Tao Group Hospitality of $148,022, based on the net asset value of Tao Group Hospitality as of December 31, 2022. The final purchase price will be determined subsequent to

SPHERE ENTERTAINMENT CO.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands)

the closing of the Tao Group Disposition to reflect adjustments in accordance with the Tao Group Disposition Transaction Agreement, including customary net working capital adjustments and the final gain on disposition will be calculated based on the net asset value as of the closing date. The actual gain on disposition may be materially different from the gain recorded herein.

(p)

The income tax benefit of $450 and the income tax expense of $43,463 related to the Tao Group Disposition pro forma adjustments for the six months ended December 31, 2022 and the year ended June 30, 2022, respectively, was calculated using a blended federal and state statutory tax rates of 29.97% for the unaudited pro forma condensed consolidated statements of operations.

(q)

Represents $289,710 of cash proceeds associated with the disposition and sale of Tao Group Hospitality, net of transaction costs including accounting, legal and other advisory fees associated with the Tao Group Disposition.